EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is entered into as of this 1st day of May 1999, by and between Hadron, Inc. (the "Company") and Howard C. Whetzel ("Employee").

     WHEREAS, the Company and Employee have agreed to terms upon which Employee will be employed by the Company and wish to set forth such terms and conditions in writing;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ Employee and Employee hereby accepts employment as CHAIRMAN AND CHIEF EXECUTIVE OFFICER of its Avenue Technologies, Inc. subsidiary ("ATI") for the term as hereinafter set forth. Employee shall perform such duties and exercise such supervision and powers over and with regard to the business of ATI, as are consistent with his positions.

2. TERM. The initial term of this Agreement shall be one (1) year, unless earlier terminated in accordance with Section 8, and shall have an effective date of May 1, 1999, and shall be subject to renewal annually, at the Company's discretion, for two additional one-year terms. Employee understands and agrees that this Agreement shall be contingent upon the closing of the purchase by the Company of all of the outstanding stock and stock options of ATI , scheduled to occur on May 12, 1999, and shall be null and void if such closing does not occur on or before May 28, 1999.

3. BASE SALARY. Employee's initial annual base salary shall be $ 148,000. The Employee's base salary for future years shall be subject to annual review by the Company, at the time of renewal, if applicable. The base salary shall be payable on a bi-weekly basis or such other basis as the Company uses to pay its executive officers.

4. STOCK OPTIONS. The Employee shall be eligible to receive options in the Company's Incentive Stock Option Plan (the Hadron, Inc. 1994 Stock Option Plan, as Amended) in such amount as determined by the Board of Directors, in its sole discretion. Such amount, if granted, shall be commensurate with the duties and responsibilities of the Employee, and Employee's performance for the Company.

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5.   ANNUAL BONUS.  In addition to the Employee's Base Salary, the
     Employee shall be eligible to earn a target bonus of up to 20% of his annual Base Salary, in accordance with the terms of the Company's fiscal year Bonus Plan, or at the recommendation of the Chairman and/or of the Compensation Committee.

6. COVENANT NOT TO COMPETE. To induce the Company to enter into this Agreement, Employee agrees, during the term hereof and for a period of three (3) months after the termination of his employment for any reason or expiration of his Employment Agreement, not to directly or indirectly (i) engage or be interested (as owner, partner, shareholder, director, employee, agent, consultant or otherwise) with or without compensation, in any company, entity, or person which offers services which are the same or similar to the services offered by the Company, and/or ATI within any geographical area in which the Company and/or ATI is conducting business or actively planning to conduct business as of the date of termination of his employment; (ii) solicit, induce or attempt to solicit or induce any person employed by the Company or ATI to leave the Company's or ATI's employment; (iii) solicit, induce, or attempt to solicit or induce any client or customer of the Company or ATI to purchase from any other person or entity, services similar to or the same as those provided by Company or ATI.

7. OTHER BENEFITS. Employee shall be fully reimbursed by the Company for expenses reasonably incurred in connection with the performance of Employee's duties, upon presentation of expense statements and such other supporting information as the Company may reasonably require. During the term of employment, Employee shall be entitled to participate, on the same terms and conditions as other executive employees of the Company, in such major medical, dental, life insurance, 401(k), and other employee benefits which the Company now provides or in the future may provide to its executive
     employees.      Additionally, Employee shall be entitled to
     four weeks of paid vacation leave and 10 days of sick leave for each year of employment.

8. TERMINATION AND/OR RENEWAL. The Company shall have the right to terminate this Agreement for cause on the grounds that Employee acted dishonestly in any activity related to this job; Employee has violated any provision of the Company's Employee Handbook; Employee has been convicted of a felony or crime of moral turpitude; for gross neglect of his duties; or if the Company determines Employee has not satisfactorily performed his duties. If Employee is terminated for cause, as defined herein, or leaves the employ of the Company voluntarily, then no remuneration will be due past the date of termination. Any renewal of this Agreement, shall be completed prior to April 30, 2000. In the event that the Company terminates Employee's contract other than for cause, or decides not to renew this Agreement by April 30, 2000 for any reason other than those specified above, the Employee will receive a severance payment equal to three months at the then current Base Salary, paid out over three months, in full and complete satisfaction of any claim Employee may have by virtue of such termination without cause or election by the Company not to renew this Agreement.

9. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless from and against any and all causes of action, claims, costs, liabilities, expenses, attorneys' fees or damages arising from Employee's performance of his duties as described herein, except however where such claims, etc. are a result of Employee's gross negligence or willful misconduct.

10. FULL AUTHORITY. Each party represents to the other that: it has full power and authority to execute, deliver and perform this Agreement; all necessary corporate action on its part for the execution, delivery and performance of this Agreement by it has been duly taken; this Agreement has been duly authorized and executed by it; it is a legal, valid and binding Agreement, enforceable against such party in accordance with its terms.

11. ENTIRE AGREEMENT/ASSIGNMENT/GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Agreement shall not be assignable by either party hereto without the written consent of the other party. This Agreement constitutes the entire agreement between the parties and shall supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties or any officials or representatives thereof. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

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12.  WAIVERS.  A waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver or modification of this Agreement must be in writing.

13.  TRADE SECRETS AND INTELLECTUAL PROPERTY.   Employee hereby
     assigns to the Company all of his right, title and interest in and to all inventions, improvements, developments, works of authorship and discoveries developed by Employee while in the Company's employ ("Company Inventions"). Employee agrees that upon request and without compensation therefore, and whether during the term of his employment or thereafter, he will cooperate with the Company in obtaining any protection it deems desirable for such Company Inventions. Employee further agrees that during the term of this Employment Agreement and thereafter, he will not disclose any Company Inventions, any confidential information of the Company, and any confidential information of the Company's customers, except as is required in the furtherance of his duties under this Employment Agreement. Employee agrees that upon the termination or expiration of this Employment Agreement he will return to the Company all forms, manuals, computer software, and other documents and material furnished to him by the Company or relating to the business of the Company. As used herein the term confidential information excludes information which is in the public domain or otherwise generally know in the industry through no breach of duty of confidentiality, and information which Employee receives from a third party without any duty of confidentiality.

  IN WITNESS WHEREOF, the parties have executed this Agreement.


HADRON, INC.                              ACCEPTED & AGREED TO:


BY:    /S/ C.W. GILLULY                   /S/HOWARD C. WHETZEL
     ----------------------------        -----------------------
      C.W. Gilluly                        Howard C. Whetzel
      Chairman
       and Chief Executive Officer